UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 10 , 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 10, 2011, the Board of Directors of Bazi International Inc. (the "Company") appointed Debbie Wildrick to the Company's Board of Directors, to serve until the Company's next annual meeting or until her successor is elected and qualified.

Ms. Wildrick is a graduate of the Cornell Food Executive Program. She joined the Company in October 2010 as a full time consultant and in December 2010 was appointed Executive Vice President of Sales and Marketing. In June 2011, she was appointed Chief Executive Officer. Ms. Wildrick brings 30 years of beverage experience to the Company with her former leadership roles at Fortune 500 companies, including 7-Eleven, Inc. and Tropicana North America (Pepsico). Her leadership roles include a strong background in building start-up brands including FRS Healthy Energy and Sundance Juice Sparklers, a brand that she helped grow to $100.00 million in the early 1990s. Ms. Wildrick has served as the education chair of the Network of Executive Women for more than six years. She is a regular panelist, speaker and columnist for BevNet, the leading beverage-oriented media company, producing a web site, print magazine and live conference series.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   August 10, 2011
By:	/s/ John Pougnet

Name: John Pougnet
Title: Chief Financial Officer